Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com

FOR IMMEDIATE RELEASE: October 20, 2026
Capital One Reports Third Quarter 2026 Net Income of $3.5 billion, or $5.61 per share
Net of adjusting items, Third Quarter 2026 Net Income of $6.69 per share(1)
McLean, Va. (October 20, 2026) – Capital One Financial Corporation (NYSE: COF) today announced net income for the third quarter of 2026 of $3.5 billion, or $5.61 per diluted common share, compared with net income of $3.0 billion, or $4.73 per diluted common share in the second quarter of 2026, and with net income of $3.2 billion, or $4.83 per diluted common share in the third quarter of 2025. Adjusted net income(1) for the third quarter of 2026 was $6.69 per diluted common share.
"The Discover integration continues to go well and we’re making good progress on delivering the expected synergies" said Richard D. Fairbank, Founder, Chairman, and Chief Executive Officer. "We continue to invest to deliver sustained growth and value creation over the long-term."
The quarter included the following adjusting items:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Acquisition amortization expenses(2)	$483	$0.60
Discover integration expenses	$338	$0.42
Brex integration expenses	$47	$0.06

Capital One Third Quarter 2026 Earnings

All comparisons below are for the third quarter of 2026 compared with the second quarter of 2026 unless otherwise noted.
Third Quarter 2026 Income Statement Summary:
•Total net revenue increased 3 percent to $16.3 billion.
•Total non-interest expense decreased 2 percent to $8.9 billion:
◦4 percent decrease in marketing.
◦2 percent decrease in operating expenses.
•Pre-provision earnings(3) increased 10 percent to $7.5 billion.
•Provision for credit losses decreased $73 million to $2.9 billion:
◦Net charge-offs of $3.1 billion.
◦$225 million loan reserve release.
•Net interest margin of 8.41 percent, an increase of 40 basis points.
•Efficiency ratio of 54.19 percent.
◦Adjusted efficiency ratio(4) of 48.76 percent.
•Operating efficiency ratio of 44.43 percent.
◦Adjusted operating efficiency ratio(4) of 38.99 percent.
Third Quarter 2026 Balance Sheet Summary:
•Common equity Tier 1 capital ratio(5) under Basel III Standardized Approach of 13.8% as of September 30, 2026.
•Period-end loans held for investment in the quarter increased $5.4 billion, or 1 percent, to $462.5 billion.
◦Credit Card period-end loans increased $952 million, or less than 1 percent, to $276.4 billion.
•Domestic Card period-end loans increased $1.2 billion, or less than 1 percent, to $260.3 billion.
◦Consumer Banking period-end loans increased $3.6 billion, or 4 percent, to $94.0 billion.
•Auto period-end loans increased $3.6 billion, or 4 percent, to $92.9 billion.
◦Commercial Banking period-end loans increased $834 million, or 1 percent, to $92.1 billion.
•Average loans held for investment in the quarter increased $6.7 billion, or 1 percent, to $457.4 billion.
◦Credit Card average loans increased $2.5 billion, or 1 percent, to $273.7 billion.
•Domestic Card average loans increased $2.7 billion, or 1 percent, to $257.3 billion.
◦Consumer Banking average loans increased $3.7 billion, or 4 percent, to $92.3 billion.
•Auto average loans increased $3.8 billion, or 4 percent, to $91.2 billion.
◦Commercial Banking average loans increased $481 million, or 1 percent, to $91.4 billion.
•Period-end total deposits decreased $3.6 billion, or 1 percent, to $480.7 billion, while average deposits decreased $4.2 billion, or 1 percent, to $482.6 billion.
•Interest-bearing deposits rate paid increased 3 basis points to 2.94 percent.

Capital One Third Quarter 2026 Earnings

Earnings Conference Call Webcast Information
The company will hold an earnings conference call on October 20, 2026 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through November 03, 2026 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this earnings press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.
About Capital One
Capital One Financial Corporation (NYSE: COF) is a leading technology-based financial services company with $480.7 billion in deposits and $672.9 billion in total assets as of September 30, 2026. Headquartered in McLean, Virginia, the company operates as a premier global payments provider and diversified financial institution, delivering a broad suite of products and consumer lifestyle and shopping experiences through its Credit Card, Consumer Banking including its Global Payment Network, and Commercial Banking lines of business. As the only major U.S. bank to migrate entirely to the public cloud, Capital One leverages proprietary data and advanced analytics to democratize financial tools across its primary markets in the United States, Canada, and the United Kingdom.
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(1)    Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on October 20, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures for a reconciliation of our selected reported results to these non-GAAP measures.
(2)    Includes purchase accounting-related amortization for acquisitions where integration expenses were also adjusted.
(3)    Pre-provision earnings is a non-GAAP metric calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on October 20, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(4)    This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on October 20, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.
(5)    Regulatory capital metrics as of September 30, 2026 are preliminary and therefore subject to change.